UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

Viking Investments Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1330 Avenue of the Americas, Suite 23 A, New York, NY	10019
(Address of principal executive offices)	(zip code)

(212) 653-0946
(Registrant's telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Viking Investments Group, Inc. (the "Company") has repaid all amounts owing under the following convertible, redeemable promissory notes:

1.

Convertible Redeemable Promissory Note executed by the Company in favor of LG Capital Funding, LLC on or about November 3, 2016, with an original principal amount of $63,000. All amounts owing under this note, including principal, interest and prepayment penalties, were paid on or about April 29, 2016. The transfer agent share reserve previously held in connection with this note has been cancelled.

2.

Convertible Redeemable Promissory Note executed by the Company in favor of EMA Financial, LLC on or about November 19, 2015, with an original principal amount of $50,000. All amounts owing under this note, including principal, interest and prepayment penalties, were paid on or about May 12, 2016. The transfer agent share reserve previously held in connection with this note has been cancelled.

3.

Convertible Redeemable Promissory Note executed by the Company in favor of GW Holdings Group, LLC on or about November 20, 2015, with an original principal amount of $30,000. All amounts owing under this note, including principal, interest and prepayment penalties, were paid on or about May 9, 2016. The transfer agent share reserve previously held in connection with this note has been cancelled.

4.

Convertible Redeemable Promissory Note executed by the Company in favor of JDF Capital Inc. on or about November 25, 2015, with an original principal amount of $27,500. All amounts owing under this note, including principal, interest and prepayment penalties, were paid on or about May 2, 2016. The transfer agent share reserve previously held in connection with this note has been cancelled.

The aggregate amount to repay all amounts owing under these notes was $260,753.60.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Investments Group, Inc.

Dated: May 23, 2016	By:	/s/ James Doris
James Doris
CEO & Director